UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 15, 2022 (March 10, 2022)

KOSMOS ENERGY LTD.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35167	98-0686001
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8176 Park Lane
Dallas,	Texas	75231
(Address of Principal Executive Offices)		(Zip Code)

Title of each class	Trading Symbol	Name of each exchange on which registered:
Common Stock $0.01 par value	KOS	New York Stock Exchange
London Stock Exchange

Registrant’s telephone number, including area code: +1 214 445 9600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 10, 2022, the Board of Directors (the “Board”) of Kosmos Energy Ltd. (the “Company”) amended and restated the Company’s Bylaws (the “Bylaws”) to provide for a majority vote standard for the election of directors in uncontested elections. In future uncontested elections of directors, each director of the Company will be elected if the number of votes cast for the director’s election exceeds the number of votes cast against the director’s election. Under previous Bylaw provisions, directors were elected by a plurality of votes cast. In all future director elections other than uncontested elections, directors will continue to be elected by a plurality of votes cast.

The Bylaws as amended and restated became effective immediately upon their adoption by the Board. A copy of the Bylaws as amended and restated is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.	The following exhibit is furnished as part of this current report on Form 8-K:

	3.1	Amended and Restated Bylaws of Kosmos Energy Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 15, 2022

KOSMOS ENERGY LTD.

By:	/s/ JASON E. DOUGHTY
Jason E. Doughty
Senior Vice President, General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Kosmos Energy Ltd.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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